UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 11, 2013

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01	Regulation FD Disclosure

On December 10, 2013, the Board of Directors (the “Board”) of the Federal Home Loan Bank of Indianapolis (the “Bank”) completed the process of electing its Chair and Vice Chair for two-year terms beginning January 1, 2014. James D. MacPhee has been elected Chair and Michael J. Hannigan, Jr. has been elected Vice Chair of the Board. Mr. MacPhee is the Chief Executive Officer and a director of Kalamazoo County State Bank, headquartered in Schoolcraft, Michigan. He has been a Michigan member director of our Bank since 2008. Mr. Hannigan is President of the Hannigan Company, LLC, a real estate development firm in Carmel, Indiana. He has been an independent director of the Bank since 2007, having also served as an appointed director from 2001 to 2004.
A copy of the letter dated December 11, 2013, from the President - CEO of the Bank, Cindy L. Konich, to the Bank’s member shareholders announcing these election results is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
For additional information concerning the Bank’s Board of Directors, please refer to our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 15, 2013.
The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits
99.1    Letter from Cindy L. Konich, President - CEO, to members of the Federal Home Loan
Bank of Indianapolis dated December 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2013

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - CEO

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Letter to members announcing 2014 Chair, Vice Chair election results, dated December 11, 2013